Exhibit 23

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-80995 of Cox Communications, Inc. on Form S-8 of our report dated May 31, 2002, appearing in this Annual Report on Form 11-K of the Cox Communications, Inc. Savings and Investment Plan for the year ended December 31, 2001.

/s/ Deloitte & Touche LLP

Atlanta, Georgia
June 28, 2002